UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  July 13, 2018

COMSTOCK RESOURCES, INC.

(Exact Name of Registrant as Specified in Charter)

STATE OF NEVADA	001-03262	94-1667468
(State or other jurisdiction incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5300 Town and Country Boulevard

Suite 500

Frisco, Texas 75034

(Address of principal executive offices)

(972) 668-8800

(Registrant's Telephone No.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On July 13, 2018, Comstock Resources, Inc., a Nevada corporation ("Comstock" or the "Company"), entered into supplemental indentures (the “Supplemental Indentures”) with respect to its 7 3/4% Convertible Secured PIK Notes due 2019 (“2019 Convertible Notes”) and its 9 1/2% Convertible Secured PIK Notes due 2020 (“2020 Convertible Notes” and together with the 2019 Convertible Notes, the “Convertible Notes”), in each case, together with American Stock Transfer &Trust Company, LLC, as the trustee under each of the indentures, and the subsidiary guarantors thereunder.  The Supplemental Indentures amended the terms of the indentures governing each series of the Convertible Notes to provide that a mandatory conversion event (requiring the Company to convert any outstanding Convertible Notes into shares of its common stock) shall not occur prior to the occurrence of a period of 15 consecutive trading days during which the daily volume weighted average price of the Company’s common stock is equal to or greater than the threshold price in effect under the applicable indenture, which 15 consecutive trading day period shall not commence prior to the earlier of (i) October 12, 2018 and (ii) the termination of the Contribution Agreement dated May 9, 2018 among the Company, Arkoma Drilling, L.P. and Williston Drilling, L.P. (the “Contribution Agreement”).  The Convertible Notes will continue to be convertible at the option of the holders thereof during this period in accordance with the terms of the respective indenture.

The foregoing description of the Supplemental Indentures does not purport to be complete and is subject to, and qualified in its entirety by, the full text of each of the Supplemental Indentures, copies of which are filed as Exhibit 4.1 and Exhibit 4.2 hereto, and are incorporated into this Item 1.01 by reference.

Item 8.01	Other Events

On July 13, 2018, the Company announced the commencement of (i) a cash tender offer with respect to any and all of the Company’s outstanding Senior Secured Toggle Notes due 2020 (the “Toggle Notes”), Convertible Notes, 10% Senior Secured Notes due 2020 (the “10% 2020 Notes”), 7 ¾% Senior Notes due 2019 (the “2019 Senior Notes”) and 9 ½% Senior Notes due 2020 (the “2020 Senior Notes” and together with the Toggle Notes, the Convertible Notes, the 10% 2020 Notes and the 2019 Senior Notes, the “Notes”) and (ii) a related solicitation of consents from holders of the Notes to certain amendments to the indentures under which the Notes were issued (such tender offer and consent solicitation are collectively referred to as the “Tender Offer”). A copy of the press release announcing the Tender Offer, and which describes the Tender Offer in greater detail, is hereby incorporated by reference and attached hereto as Exhibit 99.1.

On July 13, 2018, the Company announced that, subject to market and other conditions, its wholly-owned subsidiary Comstock Escrow Corporation intends to offer for sale (the “Proposed Offering”) in a private placement under Rule 144A and Regulation S under the Securities Act of 1933, as amended, $850.0 million in aggregate principal amount of senior unsecured notes due 2026 (the “Senior Notes”).  The gross proceeds of the offering (plus an amount related to interest that would accrue on the Senior Notes through a specified date) will initially be deposited in an escrow account pending satisfaction of certain conditions, including the closing of the contribution of certain oil and gas assets by Arkoma Drilling, L.P. and Williston Drilling, L.P., pursuant to the Contribution Agreement.  The press release is attached hereto as Exhibit 99.2 and incorporated by reference herein in accordance with Rule 135c of the Securities Act of 1933, as amended.

*        *        *

This Current Report on Form 8-K may contain "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995.  All statements, other than statements of present or historical fact included in this Current Report on Form 8-K, regarding the proposed contribution transaction and Proposed Offering discussed herein, Comstock's ability to consummate the contribution transaction and the refinancing plan, the benefits of the transaction and Comstock's future financial performance following the transaction are forward looking statements. Such statements are based on management's current expectations and are subject to a number of factors and uncertainties which could cause actual results to differ materially from those described herein.  Although the Company believes the expectations in such statements to be reasonable, there can be no assurance that such expectations will prove to be correct.

This Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy the Senior Notes.

Item 9.01	Financial Statements and Exhibits
Exhibit 4.1

Second Supplemental Indenture dated July 13, 2018, among Comstock Resources, Inc., the Subsidiary Guarantors party thereto, and American Stock Transfer & Trust Company, LLC, Trustee for the 7¾% Convertible Secured PIK Notes due 2019.

Exhibit 4.2

Second Supplemental Indenture dated July 13, 2018, among Comstock Resources, Inc., the Subsidiary Guarantors party thereto, and American Stock Transfer & Trust Company, LLC, Trustee for the 9½% Convertible Secured PIK Notes due 2020.

Exhibit 99.1	Press Release dated July 13, 2018 announcing the Tender Offer.
Exhibit 99.2	Press Release dated July 13, 2018 announcing the Proposed Offering of the Senior Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

COMSTOCK RESOURCES, INC.

Dated: July 13, 2018	By:	/s/ ROLAND O. BURNS
Roland O. Burns
President and Chief Financial Officer